GLOBAL ENERGY INC.

                        #1305 - 1090 WEST GEORGIA STREET
                              VANCOUVER, BC V6E 3V7
                     TEL: (604) 685-9316 FAX: (604) 683-1585

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NEWS RELEASE                                                    JANUARY 13, 2004


The Company is pleased to report the appointment of Mr. Dean Rogers to the Board of Directors of the Company. Mr. Rogers is a graduate from the University of Wyoming and holds a Bachelor of Science in Civil Engineering. He began his career with Conoco in 1975, as an engineer in offshore drilling in Louisiana. In 1978 Mr. Rogers moved to Denver and was employed as a field engineer for Crystal Oil Company. He subsequently held positions in a number of companies in progressingly senior positions. In 1981 he was employed as a senior engineer for Coseka Resources, in 1983 he was the manager of engineering for Intercontinental Energy and in 1986 he was the vice-president of engineering and acquisitions for Aberdeen Petroleum. Since 1992, Mr. Rogers has been an independent consultant for various companies.

Mr. Roger's oil and gas drilling and production experience has been primarily in the DJ Basin of Colorado and Nebraska. He also has experience in Alberta (Canada), Illinois, Wyoming, California, North Dakota, Texas, Oklahoma, Alabama, Mississippi, and onshore Louisiana.

Mr. Rogers  is  currently  managing  drilling  and  production   operations  for
properties in Colorado as a consultant for U.S. Explorations Inc.

Global Energy Inc.

Per:

         /S/ NICK DEMARE
         --------------------------------
         Nick DeMare, President